WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                                                                      EXHIBIT 12


                                                  Nine Months          Year
                                                     Ended            Ended
                                                 September 30,     December 31,
(A) Excluding interest on deposits                    1999             1998
                                                 -------------   --------------
Earnings:
  Income before income taxes                       $1,141,733       $1,303,781
  Less capitalized interest                              (160)            (593)
  Fixed charges                                       690,708          976,201
                                                 -------------   --------------
    Earnings as adjusted                           $1,832,281       $2,279,389
                                                 =============   ==============

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                         $327,807         $563,846
  Interest on long-term debt                          344,915          390,662
  Portion of rents representative of the
   interest factor (1/3) of rental expense             17,986           21,693
                                                 -------------   --------------
    Fixed charges                                    $690,708         $976,201
                                                 =============   ==============


Ratio of earnings to fixed charges                       2.65 X           2.33 X

(B) Including interest on deposits:
  Adjusted earnings from (A) above                 $1,832,281       $2,279,389
  Add interest on deposits                            927,429        1,359,705
                                                 -------------   --------------
Earnings as adjusted                               $2,759,710       $3,639,094
                                                 =============   ==============

Fixed charges:
  Fixed charges from (A) above                       $690,708         $976,201
  Interest on deposits                                927,429        1,359,705
                                                 -------------   --------------
Adjusted fixed charges                             $1,618,137       $2,335,906
                                                 =============   ==============

Adjusted earnings to adjusted fixed                      1.71 X           1.56 X
 charges